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                                                                    EXHIBIT 10.5

                                 PROMISSORY NOTE

Winter Haven, Florida                                Date: October 15th, 2000

PRINCIPAL AMOUNT:                  $250,000

INTEREST RATE:                     15% p.a.

DUE DATE:                          January 31, 2001

FOR VALUE RECEIVED the undersigned jointly and severally promise to pay to FIDRA HOLDINGS LTD. or order, the sum of TWO HUNDRED FIFTY THOUSAND US DOLLARS (USD $250,000) on January 31st, 2001, together with the interest at the rate of Fifteen per cent (15%) per annum on the principal amount outstanding from time to time, calculated from the date hereof and payable on the last day of each month from and after October 31st, 2000, up until maturity and after maturity until payment, PROVIDED that the Promissor may, in each year, calculated from the date hereof, pay by way of accelerated repayment of principal, such amount or amounts when aggregated together total up to, but not more than one quarter (1/4) of the principal outstanding hereunder at any time, without notice or bonus prior to maturity date.

Notice of Presentment, Protest and Dishonor are hereby waived.

FLORIDINO'S INTERNATIONAL HOLDINGS INC.


/s/ Nick Pirgousis
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